POWER OF ATTORNEY
       The undersigned hereby constitutes and appoints Clay
B. Siegall, Eric L. Dobmeier and Todd A. Simpson and each of them, his or her true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the
undersigned?s capacity as an officer, director, and/or
person who holds more than 10% of the stock of Seattle
Genetics, Inc. (the ?Company?), Forms 3, Forms 4 and
Forms 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended (the ?Exchange Act?), and
the rules thereunder;
(2) do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Forms 3, Forms 4 or Forms 5
and timely file any such forms with the United States
Securities and Exchange Commission and any other authority;
and
(3) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it
being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned, pursuant to
this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact
may approve in his or her discretion.
       The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform any and
every act and thing whatsoever requisite, necessary or
proper to be done in the exercise of any of the rights and
powers herein granted, as fully to all intents and purposes
as the undersigned might or could do if personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-fact, or
his or her substitute or substitutes, shall lawfully do or
cause to be done pursuant to this power of attorney.  The
undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming,
any of the undersigned?s responsibilities to comply with
Section 16 of the Exchange Act.
       This Power of Attorney shall remain in full force
and effect until the undersigned is no longer required to
file Forms 3, Forms 4, and Forms 5 with respect to the
undersigned?s holdings of and transactions in securities
issued by the Company, unless earlier revoked by the
undersigned in a signed writing delivered to the attorneys-
in-fact.
       The undersigned has caused this Power of Attorney to
be executed as of this 24th day of May, 2010.

/s/ Srinivas Akkaraju, M.D., Ph.D.
Signature